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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 6, 2002


                             NETSOLVE, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                   0-24983                      75-2094811-2
(State or Other Jurisdiction   (Commission File No.)             (IRS Employer
          Incorporation)                                         Identification
                                                                     No.)



                            9500 Amberglen Boulevard
                               Austin, Texas 78729
          (Address of principal executive offices, including zip code)



                                 (512) 340-3000
               (Registrant's telephone number including area code)

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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On September 6, 2002, NetSolve, Incorporated, a Delaware corporation ("NetSolve"), announced the resignation of Craig Tysdal as President and Chief Executive Officer of NetSolve effective September 9, 2002 and the appointment of David Hood as his successor effective September 9, 2002.

         Prior to his appointment as President and Chief Executive Officer of NetSolve, Mr. Hood served as Chief Executive Officer at BeVocal, a venture-funded voice recognition software company since July 2001. Before joining BeVocal, Mr. Hood was the Vice President and General Manager of Dell Home Systems, where he was in charge of Dell's consumer PC business and the Web Business Unit since August 1997.

         The terms of Mr. Hood's employment with NetSolve are generally described in a letter agreement (the "Letter Agreement"). The Letter Agreement provides that (i) Mr. Hood will be appointed to the Board of Directors of NetSolve (the "Board"), (ii) Mr. Hood's initial salary will be $22,916.67 per month, (iii) Mr. Hood will receive a one-time signing bonus in the amount of $50,000, (iv) Mr. Hood will be eligible for an annual incentive target award,
(v) Mr. Hood will be granted an option to purchase 350,000 shares of NetSolve common stock upon commencement of his employment with NetSolve, (vi) NetSolve will enter into an employment and change of control agreement with Mr. Hood,
(vii) Mr. Hood's compensation will be reviewed by the Board each year, (viii) Mr. Hood will be eligible to participate in NetSolve's various benefit plans, and (ix) Mr. Hood will receive severance pay in a specified amount if his employment with NetSolve is terminated during the first twelve months of his employment other than for "cause" as defined therein.

         As of September 9, 2002, the size of NetSolve's Board was increased from six to seven, and Mr. Hood was appointed to the Board to fill this newly created vacancy.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses being acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits

                  10.1 Letter Agreement dated August 5, 2002, by and between NetSolve and Mr. Hood.

                  99.1 Press release dated September 6, 2002, announcing the resignation of Mr. Tysdal as President and Chief Executive Officer of NetSolve and the appointment of Mr. Hood as his successor.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 13, 2002.

                                        NETSOLVE, INCORPORATED

                                        By:  /s/ David D. Hood
                                             ------------------------------
                                               David D. Hood, President
                                               and Chief Executive Officer

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                               INDEX TO EXHIBITS

ITEM
NUMBER            EXHIBIT
------            -------

10.1 Letter Agreement dated August 5, 2002, by and between NetSolve and Mr. Hood.

99.1 Press release dated September 6, 2002, announcing the resignation of Mr. Tysdal as President and Chief Executive Officer of NetSolve and the appointment of Mr. Hood as his successor.


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